UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2021

EDOC Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39689	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

(Address of principal executive offices and zip code)

(585) 678-1198

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

As previously disclosed on a Form 8-K filed by Edoc Acquisition Corp. (the “Company”) on November 13, 2020, as amended, in connection with the Company’s initial public offering, the Company entered into a letter agreement, dated November 9, 2020, with American Physicians LLC, the Company’s sponsor (the “Sponsor”), whereby the Sponsor agreed to make available to the Company office space, utilities and secretarial and administrative services, as the Company may require from time to time, at a rate of $10,000 per month (the “Administrative Support Agreement”).

Effective March 31, 2021, the Company and Sponsor entered into a termination agreement (the “Termination Agreement”) to terminate the Administrative Support Agreement (and any accrued obligations pursuant thereto). Since the initial public offering, the Company has not made any payments under the Administrative Support Agreement, and has paid for services rendered and expenses advanced by the Sponsor on an as-needed basis. A copy of the Termination Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement, dated March 31, 2021 by and between the Company and the Sponsor.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDOC ACQUISITION CORP.

Date: April 6, 2021

By:	/s/ Kevin Chen
Kevin Chen Chief Executive Officer

2